Exhibit 11

SELECTIVE INSURANCE GROUP, INC. AND CONSOLIDATED SUBSIDIARIES
COMPUTATION OF EARNINGS PER SHARE

Second Quarter 2011	Income	Shares	Per Share
(in thousands, except per share amounts)	(Numerator)	(Denominator)	Amount
Basic EPS:
Net income available to common stockholders	$2,325	54,049	$0.04

Effect of dilutive securities:
Restricted stock units	-	788
Stock options	-	111
Deferred shares	-	187

Diluted EPS:
Net income available to common stockholders	$2,325	55,135	$0.04

Second Quarter 2010	Income	Shares	Per Share
(in thousands, except per share amounts)	(Numerator)	(Denominator)	Amount
Basic EPS:
Net income from continuing operations	$20,091	53,289	$0.37
Net loss from discontinued operations	(1,325)	53,289	(0.02)
Net income available to common stockholders	$18,766	53,289	$0.35

Effect of dilutive securities:
Restricted stock	-	7
Restricted stock units	-	768
Stock options	-	115
Deferred shares	-	182

Diluted EPS:
Net income from continuing operations	$20,091	54,361	$0.37
Net loss from discontinued operations	(1,325)	54,361	(0.02)
Net income available to common stockholders	$18,766	54,361	$0.35

Six Months 2011	Income	Shares	Per Share
(in thousands, except per share amounts)	(Numerator)	(Denominator)	Amount
Basic EPS:
Net income available to common stockholders	$23,874	53,956	$0.44

Effect of dilutive securities:
Restricted stock and restricted stock units	-	823
Stock options	-	125
Deferred shares	-	188

Diluted EPS:
Net income available to common stockholders	$23,874	55,092	$0.43

Six Months 2010	Income	Shares	Per Share
(in thousands, except per share amounts)	(Numerator)	(Denominator)	Amount
Basic EPS:
Net income from continuing operations	$26,684	53,217	$0.50
Net loss from discontinued operations	(2,115)	53,217	(0.04)
Net income available to common stockholders	$24,569	53,217	$0.46

Effect of dilutive securities:
Restricted stock	-	44
Restricted stock units	-	726
Stock options	-	121
Deferred shares	-	181

Diluted EPS:
Net income from continuing operations	$26,684	54,289	$0.49
Net loss from discontinued operations	(2,115)	54,289	(0.04)
Net income available to common stockholders	$24,569	54,289	$0.45